SUB-ITEM 77Q1 (a):  Exhibits

(Amd. #19)
FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES OF AMENDMENT

	FEDERATED WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the
 "Corporation"),
certifies to the Maryland State Department of
 Assessments and
Taxation that:

	FIRST:	The Charter of the Corporation
 is amended by (i)
reclassifying all of the shares of the Corporation's
Federated Global Value Fund Class A, Class B and
Class C Shares
as Federated International Value Fund Class A,
 Class B and
Class C Shares, respectively, and (ii) increasing the aggregate number of authorized Federated International Value
Fund Class A,
Class B and Class C Shares by 200,000,000, 100,000,000 and 100,000,000,
respectively.

	SECOND:	Effective as of October 22, 2004:

		(a)		All of the assets
 and liabilities
attributable to the Corporation's Federated Global
Value
Fund Class A, Class B and Class C Shares, respectively, shall automatically be conveyed, transferred, delivered and be combined with the assets and liabilities attributable to the
 Corporation's Federated
 International Value Fund Class A, Class B and Class C Shares, respectively, and shall thereupon become and be assets and
liabilities attributable to the Federated International Value Fund Class A, Class B and Class C Shares of common stock, respectively;

		(b)		 Each of the issued and
 outstanding shares,
 including fractional shares, of the
Corporation's Federated Global Value Fund's Class A, Class B
 and Class
C Shares, respectively, will be automatically, and without any further act or deed, reclassified and changed to full and fractional issued and outstanding shares of the Corporation's Federated International Value Fund Class A, Class B and
 Class C Shares
of common stock, respectively, of equal aggregate net asset value, in such number of such Federated International Value Fund
 Class A, Class B and Class C Shares of common stock, respectively, as shall be determined by multiplying one (1) times the number obtained by dividing the net asset value of a share of Federated Global Value Fund Class A, Class B and Class C
 common
 stock, respectively, by the net asset value of a share of Federated International Value Fund Class A, Class B and
 Class C common
 stock, respectively, last determined prior to the effective time of these Articles of Amendment.

		(c)	Each unissued share (or fraction
 thereof) of
the Corporation's Federated Global Value Fund Class
A, Class B and Class C Shares of common stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares
(or fractions thereof)
 of the Corporation's Federated International
Value Fund Class A, Class B and Class C Shares of common stock, respectively, as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued shares the Corporation's Federated International
Value Fund Class A, Class B and Class C Shares of common stock being increased by 200,000,000 shares, 100,000,000 shares and 100,000,000 shares, respectively, less the number of issued and
 outstanding shares of the Corporation's Federated International Value Fund Class A, Class B and Class C
Shares of common
stock resulting from paragraph (b) above.



	(d)	Open accounts on the share records of the
 Corporation's
Federated International Value Fund Class A, Class
B and Class C Shares shall be established representing the appropriate number of shares of Federated Global Value Fund's Class
A, Class B and Class C Shares owned by each former holder
 of Federated
Global Value Fund Class A, Class B and Class C
Shares as a result of the reclassification.

	THIRD:	This amendment does not increase the
authorized capital
 stock of the Corporation. This amendment reclassifies the 200,000,000 authorized Federated Global
 Value Fund
Class A Shares as 200,000,000 additional Federated
International Value Fund Class A Shares and the 100,000,000 authorized
 Federated Global Value Fund Class B and Class C
Shares as 100,000,000 additional Federated International
 Value Fund
 Class B and Class C Shares, respectively, as a result of which the Corporation will have 300,000,000 Federated
International
Value Fund Class A Shares authorized, 200,000,000
Federated International Value Fund Class B Shares authorized and
200,000,000 Federated International Value Fund Class C
Shares authorized. This amendment does not amend the description of any class of stock as set forth in the Charter.

	FOURTH:	Any outstanding stock certificates
 representing issued
and outstanding Federated Global Value
Fund Class A, Class B and Class C Shares, respectively, immediately prior to these Articles of Amendment becoming effective shall, upon these Articles of Amendment becoming effective, be deemed to represent the appropriate number of Federated International Value Fund Class A, Class B and Class C Shares, respectively, calculated as set forth in Article SECOND of these Articles of Amendment. Stock certificates representing Federated
International Value Fund Class A, Class B and Class C Shares, respectively, resulting from the aforesaid change and reclassification need not be issued until any certificates representing the Federated Global Value Fund Class A, Class B and Class C Shares so changed and reclassified have been received by the Corporation or its agent duly endorsed for transfer.

	FIFTH:	The items contained on this amendment
have been duly
advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon.

	IN WITNESS WHEREOF, FEDERATED WORLD INVESTMENT
SERIES, INC. has
caused these Articles of
Amendment to be signed in its name and on its behalf by its President, and witness by its Assistant Secretary, as of October 22, 2004.

	The undersigned, J. Christopher Donahue,
President of the
Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these
 Articles of
Amendment are true in all material respects, and that this statement is made under penalties of perjury.



WITNESS:		FEDERATED WORLD INVESTMENT
		SERIES, INC.

/s/ Todd P. Zerega		/s/ J. Christopher Donahue
Todd Zerega, Esquire		J. Christopher Donahue
Assistant Secretary			President